EX-99.B(j)mhconsnt

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 23 to Registration Statement No. 33-715 of United Municipal High Income Fund, Inc. on Form N-1A of our report dated November 5, 1999 appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in such Prospectus.


/s/Deloitte & Touche LLP
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Deloitte & Touche LLP
Kansas City, Missouri
December 27, 1999